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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-68464 of Lodgian, Inc. on Form S-8 of our report dated March 21, 2003, relating to the consolidated financial statements of Lodgian, Inc. as of December 31, 2002, for the period November 23, 2002 to December 31, 2002 (Successor Company operations), and the period January 1, 2002 to November 22, 2002, (Predecessor Company operations) appearing in this Annual Report on Form 10-K of Lodgian, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 31, 2003